EXHIBIT 99.1

SYMBOL TECHNOLOGIES REPORTS FILING OF SHAREHOLDER LAWSUITS

HOLTSVILLE, N.Y. – October 6, 2006 – Symbol Technologies, Inc. (NYSE:SBL), today announced that putative class action lawsuits have been filed against the company in state court. The lawsuits challenge and seek to enjoin the proposed acquisition of Symbol Technologies, Inc. by Motorola, Inc. (NYSE: MOT). Symbol believes the lawsuits are entirely without merit and intends to vigorously defend against the claims.

As previously announced on September 19, 2006, Motorola and Symbol signed a definitive merger agreement, under which Motorola has agreed to acquire all of the outstanding shares of Symbol for $15 per share in cash. The acquisition is subject to customary regulatory approval and the approval of Symbol’s stockholders, and is expected to be completed in late 2006 or early 2007.

About Symbol Technologies
Symbol Technologies, Inc., The Enterprise Mobility Company™, is a recognized worldwide leader in enterprise mobility, delivering products and solutions that capture, move and manage information in real time to and from the point of business activity. Symbol enterprise mobility solutions integrate advanced data capture products, radio frequency identification technology, mobile computing platforms, wireless infrastructure, mobility software and world-class services programs. Symbol enterprise mobility products and solutions are proven to increase workforce productivity, reduce operating costs, drive operational efficiencies and realize competitive advantages for the world’s leading companies. More information is available at www.symbol.com.

Additional Information and Where to Find It.
In connection with the proposed acquisition and required stockholder approval, Symbol will file with the SEC a preliminary proxy statement and a definitive proxy statement. The definitive proxy statement will be mailed to Symbol’s stockholders. The stockholders of Symbol are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the acquisition and Symbol. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may also obtain free copies of the documents filed by Symbol with the SEC by going to Symbol’s Investor Relations page on its corporation web site at www.symbol.com.

Symbol and its officers and directors may be deemed to be participants in the solicitation of proxies from Symbol’s stockholders with respect to the proposed acquisition. Information about Symbol’s executive officers and directors and their ownership of Symbol common stock is set forth in the proxy statement for Symbol’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on March 28, 2006. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Symbol and its respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the acquisition, which will be filed with the SEC.

Forward-Looking Statements
This press release includes expressions of our future expectations, goals or other information that might be considered forward-looking statements. While these forward-looking statements represent our current judgment of future events, they are subject to risks and uncertainties that could cause actual results to differ materially from those stated in the forward looking statements. Important factors that may affect our forward-looking statements include those described in the joint press release announcing the agreement between Motorola and Symbol, in Symbol’s SEC reports, including but not limited to its most recent Form 10-K for the year ended December 31, 2005 and subsequently filed reports with the SEC. These filings are available for free on the SEC’s website at www.sec.gov. In addition, investors and security holders may also obtain free copies of the documents filed by Symbol with the SEC by going to Symbol’s Investor Relations page on its corporation web site at www.symbol.com. Symbol assumes no obligation to update or revise any forward-looking statement and such forward-looking statements speak only as of the date hereof.

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For Symbol Technologies:
For media information:
Patricia Hall
Symbol Technologies, Inc.
631.738.5636
patricia.hall@symbol.com

For financial information:
Lori Chaitman
Symbol Technologies, Inc.
631.738.5050
lori.chaitman@symbol.com